Exhibit 10.78

PURCHASE AND SALE AGREEMENT

ARTICLE 1: PROPERTY/PURCHASE PRICE

1.1	Certain Basic Terms.

(a)	Purchaser and Notice Address:	KBS Capital Advisors LLC 205 W. Wacker, Suite 1000 Chicago, Illinois 60606 Attention: Bill Rogalla Telephone: (312) 379-3947 Facsimile: (312) 726-6804

	With a copy to:	KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Jim Chiboucas, Esq. Telephone: (949) 417-6555 Facsimile: (949) 417-6523

	And:	Morgan Lewis & Bockius LLP 5 Park Plaza, Suite 1750 Irvine, California 92614 Attention: L. Bruce Fischer, Esq. Telephone: (949) 399-7145 Facsimile: (949) 399-7001

(b)	Seller and Notice Address:

CLPF-KENSINGTON, L.P.,

a Delaware limited partnership

c/o ING Clarion Partners, LLC

Attn: Douglas F. Wolski

230 Park Avenue, 12th Floor

New York, New York 10169

Telephone: (212) 883-2772

Facsimile: (212) 883-2952

	With a copy to:	Mayer, Brown, Rowe & Maw LLP Attn: Jeffrey A. Usow 71 South Wacker Drive Chicago, Illinois 60606=4637 Telephone: (312) 701-8612 Facsimile: (312) 706-8725

(c)	Date of this Agreement:	The latest date of execution by Seller and Purchaser, as shown on the signature page hereto.

(d)	Purchase Price:	$28,000,000.00

(e)	Earnest Money:	$280,000.00, and any other deposits of earnest money made pursuant to the terms of this Agreement. The definition of “Earnest Money” includes any interest earned thereon.

(f)	Due Diligence Period:	The period expiring on March 23, 2007

(g)	Closing Date:	March 29, 2007

(h)	Title Company:	Commonwealth Land Title Insurance Company c/o James Erwin 712 Main St, Ste 2000E Houston TX 77002-3218 Telephone: (713) 238-9191 Facsimile: (713) 238-9190

(i)	Escrow Agent:	LandAmerica Partners Title Attn: Karen Highfield 712 Main St, Ste 2000E Houston TX 77002-3218 Telephone: (713) 238-9191 Facsimile: (713) 238-9190

(j)	Broker:	Holliday Fenoglio Fowler, L.P.

1.2 Property. Subject to the terms of this Purchase and Sale Agreement (this “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following property (the “Property”):

(a) The real property described in Exhibit A attached hereto, together with the buildings and improvements thereon (the “Improvements”), and all appurtenances of the above-described real property, including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Seller in and to the land lying within any street or roadway adjoining the real property described above or any vacated or hereafter vacated street or alley adjoining said real property (the “Real Property”).

(b) Any and all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller presently located on the Real Property (the “Personal Property”), but excluding: (i) any items of personal property owned by tenants, (ii) any items of personal property owned by Seller or any affiliate of Seller located in the office maintained by Seller or such affiliate at the Property, and (iii) if the Personal Property includes computer hardware, any software installed therein.

(c) All of Seller’s interest, as landlord, in the “Leases” listed on Exhibit G attached hereto, being all leases of the Improvements in effect as of Closing, including any and all leases which may be entered into after the date hereof and before Closing as permitted by this Agreement, and including all amendments thereto.

(d) Any and all of the following items, to the extent assignable and without warranty (the “Intangible Personal Property”): (i) licenses, and permits relating to the operation of the Real Property, (ii) the right to use the name of the Improvements in connection with the Real Property, but specifically excluding any trademarks, service marks and trade names of Seller, (iii) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and (iv) the service contracts (“Service Contracts”) listed on Exhibit H attached hereto, to the extent in effect as of Closing.

1.3 Earnest Money. The Earnest Money, in immediately available federal funds, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent not later than the second business day after the execution of this Agreement. In the event that Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Agreement shall be of no force and effect. At Closing, the Earnest Money shall be applied to the Purchase Price. Otherwise, the Earnest Money shall be delivered to the party entitled to receive the Earnest Money in accordance with Article 9 of this Agreement.

1.4 Independent Contract Consideration. Contemporaneously with the execution of this Agreement, Purchaser hereby delivers to Seller a check in the amount of One Hundred and No/100 Dollars ($100.00) (“Independent Contract Consideration”), which amount the parties bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. This Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and shall be retained by Seller notwithstanding any other provisions of this Agreement.

ARTICLE 2: INSPECTIONS

2.1 Property Information. Prior to the date of this Agreement, Seller has made available to Purchaser the information listed on Exhibit B attached hereto (“Property Information”), to the extent in Seller’s possession or control. Purchaser has informed Seller that it is required by law to complete with respect to certain matters relating to the Property an audit. Purchaser shall complete such audit during the Due Diligence Period. In connection with the performance of such audit, Seller shall: (a) during the Due Diligence Period make available to Purchaser, the documents described in Exhibit I attached hereto, to the extent in Seller’s possession; and (b) use commercially reasonable efforts to provide to Purchaser in written form answers to the questions relating to the Property which are set forth in Exhibit I.

Seller makes no representations or warranties as to the accuracy or completeness of the Property Information. The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, the Purchaser Related Parties (as defined herein) or Purchaser’s lender, will up until Closing (as hereinafter defined), be treated by Purchaser, the Purchaser Related Parties and Purchaser’s lender as confidential, and will not be disclosed to anyone other than on a need-to-know basis to Purchaser’s consultants and Purchaser’s lender who agree to maintain the confidentiality of such information (except for disclosures that may be required by law) and will be returned to Seller by Purchaser if the Closing does not occur. Seller assumes no duty to furnish Purchaser with any other existing information, reports or updates of such materials. Purchaser hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished, and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. This provision shall survive the Closing or any termination of this Agreement.

2.2 Inspections. Subject to the provisions of Paragraph 2.3 below, through the Closing Date, Purchaser shall be permitted to make a complete review and inspection of the physical, legal, economic and environmental condition of the Property, including, without limitation, any leases and contracts affecting the Property, books and records maintained by Seller or its agents relating to the Property, pest control matters, soil condition, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns, and all other information pertaining to the Property. Without representation or warranty, Seller shall cooperate in Purchaser’s review and provide Purchaser with the opportunity to review leases, financial reports and other third-party inspection reports and similar materials in Seller’s possession relating to the Property (excluding appraisals, internal valuations or similar proprietary materials that may be in Seller’s possession).

2.3 Conduct of Inspections.

(a) Inspections in General. Through the Closing Date, Purchaser, its agents, and employees shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser’s sole risk, cost and expense. Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits (minimum $5 million) and coverage reasonably satisfactory to Seller. All of such entries upon the Property shall be at reasonable times during normal business hours and after at least 24 hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Purchaser during any inspection activities performed by Purchaser on the Property. Purchaser shall not disturb the tenants on the Property, and Purchaser’s inspection shall be subject to the rights of tenants under the Leases. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test. Purchaser shall indemnify, defend and hold harmless Seller and Seller’s partners and their respective shareholders, directors, officers, affiliates, tenants, agents, contractors, employees, successors and assigns (“Seller Related Parties”) and the Property from and against any and all losses, costs, damages, claims, or liabilities arising out of or in connection with any entry or inspections performed by Purchaser, its agents or representatives, but excluding claims arising from Purchaser’s discovery of existing conditions on the Property. This indemnity shall survive the Closing or any termination of this Agreement.

(b) Environmental Inspections. The inspections permitted under Paragraph 2.2 may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in Seller’s sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. Purchaser shall deliver to Seller copies of any Phase I, Phase II or other environmental report to which Seller consents as provided above.

(c) Contact with Tenants and Governmental Authorities. Except as provided below, Purchaser shall not contact any tenant or governmental authority having jurisdiction over the Property without Seller’s prior written consent. At Purchaser’s request, Seller and Purchaser shall schedule tenant interviews at which a representative of Seller may be present. Seller’s consent shall not be required with respect to a customary and reasonable Phase I environmental audit and code compliance review of the Property except for any face-to-face meetings, for which Seller shall be given at least 2 business days prior notice and an opportunity to be present at any such meeting.

2.4 Termination During Due Diligence Period. If Purchaser determines, in its sole discretion, before the expiration of the Due Diligence Period that the Property is unacceptable for Purchaser’s purposes, Purchaser shall have the right to terminate this Agreement by giving to Seller written notice of termination before the expiration of the Due Diligence Period, and returning the Property Information to Seller, in which event Seller shall authorize the Escrow Agent to refund the Earnest Money to Purchaser, Purchaser shall promptly return the Property Information to Seller, and neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement.

2.5 Purchaser’s Reliance on its Investigations. PURCHASER ACKNOWLEDGES AND AGREES THAT (A) THE PROPERTY IS BEING SOLD, AND PURCHASER ACCEPTS POSSESSION OF THE PROPERTY ON THE DATE OF CLOSING, “AS IS, WHERE IS, WITH ALL FAULTS,” WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE; (B) EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN PARAGRAPH 8.1 (“SELLER’S WARRANTIES”), NEITHER SELLER NOR ANY SELLER RELATED PARTY HAS OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO PURCHASER WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS DELIVERED TO PURCHASER IN CONNECTION WITH THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF PURCHASER’S DUE DILIGENCE; AND (C) PURCHASER HAS CONFIRMED INDEPENDENTLY ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREBY. PURCHASER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S WARRANTIES, PURCHASER IS NOT RELYING ON (AND SELLER, FOR ITSELF AND ON BEHALF OF THE SELLER RELATED PARTIES, DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO: (1) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR THE MERCHANTABILITY, HABITABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (2) THE PHYSICAL CONDITION OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY COMPONENT THEREOF, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY COMPONENT THEREOF FOR A PARTICULAR PURPOSE; (3) THE PRESENCE OR

ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY; (4) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (5) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE OR THE QUALITY OF ITS CONSTRUCTION; (6) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE LAWS; (7) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN SELLER’S OR THE SELLER RELATED PARTIES’ BOOKS AND RECORDS CONCERNING THE PROPERTY OR SET FORTH IN ANY OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (8) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, OR REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (9) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (10) THE ABILITY OF PURCHASER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR PURCHASER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY; (11) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY; AND (12) SELLER’S OWNERSHIP OF ANY PORTION OF THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER’S WARRANTIES, SELLER IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER WHICH MAY OR MAY NOT BE KNOWN TO SELLER OR THE SELLER RELATED PARTIES, AND PURCHASER, FOR ITSELF AND FOR ITS SUCCESSORS AND ASSIGNS, HEREBY SPECIFICALLY WAIVES AND RELEASES SELLER AND EACH SELLER RELATED PARTY FROM ANY SUCH DUTY THAT OTHERWISE MIGHT EXIST, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE FOREGOING RELEASE SHALL NOT EXTEND TO (A) SELLER’S WARRANTIES (AS DEFINED ABOVE), (B) SELLER’S FRAUD, OR (C) ANY OF SELLER’S OBLIGATIONS OR COVENANTS (INCLUDING INDEMNITY OBLIGATIONS) UNDER THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION WITH THE CLOSING.

EXCEPT FOR THE SELLER’S WARRANTIES (AS DEFINED ABOVE), PURCHASER, FOR ITSELF AND ITS PARTNERS, MEMBERS, SHAREHOLDERS, DIRECTORS, OFFICERS, AFFILIATES, AGENTS, CONTRACTORS, EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (“PURCHASER RELATED PARTIES”), HEREBY RELEASES SELLER AND EACH SELLER RELATED PARTY FROM, AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER AND EACH SELLER RELATED PARTY FOR OR ATTRIBUTABLE TO, THE FOLLOWING: (A) ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY THE SELLER OR SELLER RELATED PARTIES TO PURCHASER OR ANY OF THE PURCHASER RELATED PARTIES; AND (B) ANY AND ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER ATTRIBUTABLE TO THE PROPERTY, WHETHER ARISING OR ACCRUING BEFORE, ON OR AFTER THE DATE HEREOF AND WHETHER ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES WHICH HAVE HERETOFORE OR MAY HEREAFTER OCCUR, INCLUDING, WITHOUT LIMITATION, (I) ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS AND OBLIGATIONS WITH RESPECT TO THE STRUCTURAL, PHYSICAL, OR ENVIRONMENTAL CONDITION OF THE PROPERTY; (II) ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS AND OBLIGATIONS RELATING TO THE RELEASE OF OR THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON CERCLA (COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, 42 U.S.C. §§9601 ET SEQ., AS AMENDED BY SARA (SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986) AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C. §§6901 ET SEQ., OR ANY RELATED CLAIMS OR CAUSES OF ACTION OR ANY OTHER FEDERAL, STATE OR MUNICIPAL BASED STATUTORY OR REGULATORY CAUSES OF ACTION FOR ENVIRONMENTAL CONTAMINATION AT, IN, ABOUT OR UNDER THE PROPERTY; AND (III) ANY TORT CLAIMS MADE OR BROUGHT WITH RESPECT TO THE PROPERTY OR THE USE OR OPERATION THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE FOREGOING RELEASE SHALL NOT EXTEND TO (A) SELLER’S WARRANTIES (AS DEFINED ABOVE), (B) SELLER’S FRAUD, OR (C) ANY OF SELLER’S OBLIGATIONS OR COVENANTS (INCLUDING INDEMNITY OBLIGATIONS) UNDER THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION WITH THE CLOSING.

The provisions of this Paragraph 2.5 shall survive indefinitely the Closing or termination of this Agreement and shall not be merged into the closing documents.

ARTICLE 3: TITLE AND SURVEY REVIEW

3.1 Title Review. During the Due Diligence Period, Purchaser shall review: Seller’s existing title insurance policies; the title commitment(s) or preliminary report(s) (“Title Report”) issued by the Title Company with respect to the Property; documents and information pertaining to the exceptions to title listed in the Title Report; and Seller’s existing surveys with respect to the Property. Purchaser may, at its sole expense, obtain during the Due Diligence Period any additional title commitment(s) or report(s) or survey updates desired by Purchaser. Purchaser shall have the right to request that the Title Company provide at Purchaser’s sole cost and expense any reinsurance or endorsements Purchaser shall request, provided that the issuance of such reinsurance or endorsements shall not be a condition to or delay the Closing. Notwithstanding anything stated to the contrary herein but subject to the provisions of Section 3.2 below, if Purchaser delivers to Seller a form of title commitment acceptable to Purchaser prior to expiration of the Due Diligence Period that is not inconsistent with the terms of this Agreement, then the form of owner’s policy of title insurance that shall be delivered to Purchaser shall be the form of title policy (the “Title Policy”) provided for in such title commitment delivered to Seller, together with all endorsements attached thereto.

3.2 Removal of Liens; Affidavits. Seller shall have no obligation to remove any exceptions to title other than those pertaining to real estate taxes lawfully assessed and owed by Seller, and mortgages and other financing liens and encumbrances of record made or assumed by Seller. Seller shall have no obligation to execute any affidavits, indemnifications or other documentation in connection with the issuance of Purchaser’s title insurance policy, excepting only affidavits in form satisfactory to Seller as to Seller’s authority, the rights of tenants in occupancy, the status of mechanics’ liens and such other documents as may be reasonably required by the Title Company.

ARTICLE 4: OPERATIONS AND RISK OF LOSS

4.1 Ongoing Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property substantially in the same manner as Seller did before the date of this Agreement; provided, however, in no event shall Seller be obligated to make any capital repairs or replacements.

4.2 New Contracts. During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause on not more than 30-days’ notice, without the prior consent of the Purchaser, which shall not be unreasonably withheld, conditioned or delayed.

4.3 Leasing Arrangements. Prior to the expiration of the Due Diligence Period, Seller may without Purchaser’s consent enter into leases of the Improvements, and amendments, expansions and renewals of such leases in Seller’s sole and absolute discretion. Prior to expiration of the Due Diligence Period, Seller will provide Purchaser with copies of any Leases, and any amendments, expansions and renewals thereof which are signed prior to the expiration of the Due Diligence Period. After the expiration of the Due Diligence Period, if this Agreement has not been terminated pursuant to Paragraph 2.4 above, Seller shall obtain Purchaser’s consent, which Purchaser may withhold in its sole discretion, before entering into any other Lease, or any amendment, expansion, or renewal thereof. Purchaser shall be deemed to have consented to any such Lease, amendment, expansion, or renewal if

Purchaser has not notified Seller specifying with particularity the matters to which Purchaser reasonably objects, within 3 business days after its receipt of Seller’s written request for consent, together with a description of the pertinent business terms of the Lease, amendment, expansion, or renewal. At Closing, Purchaser shall reimburse Seller to the extent provided in Paragraphs 7.2 and 7.6 for commissions and the cost of tenant and related landlord improvements paid by Seller with respect to leases, amendments, expansions or renewals that were entered into pursuant to this Paragraph 4.3 after the Date of this Agreement provided such obligations are either (i) disclosed to Purchaser in writing prior to the expiration of the Due Diligence Period, or (ii) otherwise approved by Purchaser in its sole discretion, and Purchaser shall assume in writing Seller’s obligation under such commission agreements and contracts for tenant and related landlord improvements.

4.4 Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing the Property shall be materially damaged, or if the Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Agreement by written notice to Seller given within 5 business days after Seller notifies Purchaser in writing of the damage or taking, in which event the Earnest Money shall be returned to Purchaser. If the Closing Date is within the aforesaid 5-day period, then Closing shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage (or, in the case of a taking, the affected portion of the Property) is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds not applied to the repair of the Property prior to Closing that may thereafter be made for such damage or destruction, and, if an insured casualty, Seller shall pay or credit to Purchaser the amount of any deductible (but not to exceed the amount of the loss); if any such damage or destruction is an uninsured casualty, Purchaser, at Seller’s election, shall be entitled to (a) terminate this Agreement, or (b) a credit towards the Purchase Price equal to the amount of such uninsured casualty. For the purposes of this paragraph, the phrases “material damage” and “materially damaged” means damage reasonably exceeding 10% of the Purchase Price for the Property to repair, and a “material portion” means a portion exceeding 10% of the Real Property. The provisions of this Paragraph 4.4 supersede the provisions of any applicable laws with respect to the subject matter of this Paragraph 4.4.

4.5 No Further Encumbrance. From and after the Date of this Agreement, Seller shall not alienate, lien, encumber or otherwise transfer all or any interest in the Property (other than to Purchaser on the Closing Date).

4.6 Future Notices. Seller shall promptly deliver to Purchaser any notices it may hereafter receive from time to time of any violations of any laws, ordinances, rules or administrative or judicial orders affecting or regarding the Property.

4.7 Estoppel Certificates and SNDAs. Within three (3) business days following the Date of this Agreement Seller shall use commercially reasonable efforts to prepare and send to each tenant at the Property an estoppel certificate substantially in the form of Exhibit J attached hereto (an “Estoppel Certificate”) and shall use reasonable efforts to receive such Estoppel Certificates for the tenants prior to expiration of the Due Diligence Period. Subject to the two next following sentences, as a condition precedent to Purchaser’s obligation to purchase the Property, Purchaser shall have received by no less than three (3) business days prior to the Closing Date, fully executed Estoppel Certificates for (a) tenants leasing not less than 75% of the leased space in the Property which shall include (b) Dean-Witter, Progressive County, Mark III Financial, Noble Drilling and WOW Energy (collectively, the “Major Tenants”), not disclosing the existence of any default under the Leases referenced to therein and containing information that is consistent with and confirms (i) the terms of the Leases, (ii) the information contained in the most recent rent roll for the Property delivered to Purchaser prior to the expiration of the Due Diligence Period, and (iii) the information contained in the most current accounts receivable aging report for the Property delivered to Purchaser prior to the expiration of the Due Diligence Period. If the applicable lease obligates the tenant to deliver an estoppel form inconsistent to the form of the Estoppel Certificate, delivery of a form in conformance with the lease requirements (but still providing items (i) through (iii) above) shall be counted towards the 75% threshold if such estoppel is delivered prior to the expiration of the Due Diligence Period. In the event that there are not executed Estoppel Certificates for 75% of the leased space in the Property, including the Major Tenants, three (3) days prior to the Closing Date, then Seller shall be allowed to extend the Closing Date by up to thirty days to obtain such Estoppel Certificates by providing notice to Purchasers at least five (5) business days prior to the then scheduled Closing Date. Additionally, Seller shall also use reasonable efforts to secure and deliver to Purchaser prior to expiration of the Due Diligence Period a subordination, non-disturbance and attornment agreement (“SNDA”) executed by each of the tenants leasing space in the Property substantially in the form hereinafter approved by Seller (or in the form, if any, required by the applicable lease); provided, however, the Seller’s failure to deliver such signed SNDA’s to Purchaser prior to the Closing Date shall not constitute a default under this Agreement nor shall the same be a condition precedent to Purchaser’s obligation to acquire the Property.

ARTICLE 5: CONDITIONS PRECEDENT

5.1 Purchaser’s Conditions. Notwithstanding anything in this Agreement to the contrary, Purchaser’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a) Performance. Seller’s performance or tender of performance of all its material obligations under this Agreement and the material truth and accuracy of Seller’s express representations and warranties in this Agreement as of the Closing Date.

(b) Estoppel Certificate. Purchaser shall have received no less than three (3) business days prior to the Closing Date, fully executed Estoppel Certificates for tenants leasing not less than 75% of the leased space in the Property and in compliance with the requirements set forth in Paragraph 4.7 above.

(c) Issuance Of Title Policy. At the Closing, the Title Company shall have irrevocably committed to issue the Title Policy after Closing.

5.2 Seller’s Conditions. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a) Performance. Purchaser’s performance or tender of performance of all its material obligations under this Agreement and the material truth and accuracy of Purchaser’s express representations and warranties in this Agreement as of the Closing Date.

5.3 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Paragraphs 5.1 or 5.2 are not fulfilled or waived, the party benefited by such conditions may, by written notice to the other party, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall be at an end except those that expressly survive any termination. Either party may, at its election, at any time on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Paragraphs 5.1 and 5.2 above. In the event this Agreement is terminated as a result of any condition set forth in Paragraph 5.1, Purchaser shall be entitled to a refund of the Earnest Money, unless Purchaser is in default, in which case Section 9.1 shall apply. In any event, Purchaser’s consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations, warranties and covenants, to the extent the same survive the Closing, of which Purchaser had knowledge as of the Closing.

ARTICLE 6: CLOSING

6.1 Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date through the Escrow Agent. Upon completion of the deliveries pursuant to Paragraphs 6.2 and 6.3, satisfaction of the other conditions to Closing herein set forth and performance by each party of its obligations required to be performed prior to or at the Closing, the parties shall direct the Escrow Agent to make such deliveries and disbursements according to the terms of this Agreement.

6.2 Seller’s Deliveries in Escrow. On or before the Closing Date (as the same may be extended as provided herein), Seller shall deliver in escrow to the Escrow Agent the following:

(a) Deed. A Special Warranty Deed (the “Deed”) in the form attached hereto as Exhibit D, conveying to Purchaser Seller’s title to the Property, subject to: all liens, encumbrances, easements, covenants, conditions, restrictions and other matters of record; all matters which a correct survey of the Property would disclose; all matters which could be ascertained by a physical inspection of the Property; interests of tenants, as tenants only, with no rights or options to purchase; any and all liens not yet delinquent for real property and personal property taxes and for general and special assessments against the Property; building and zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting, regulating or relating to the use, occupancy or enjoyment of the Property; the Leases; and acts by or through Purchaser.

(b) Assignment of Leases and Contracts and Bill of Sale. Assignment of Leases and Service Contracts and Bill of Sale with respect to the Property (the “Assignment”) in the form of Exhibit E attached hereto, executed by the applicable Seller;

(c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(d) FIRPTA. Foreign Investment in Real Property Tax Act affidavit executed by Seller; and

(e) Certificate. A certificate executed by Seller certifying whether all of the representations and warranties of Seller set forth in this Agreement continue to be true, correct and complete in all material respects.

(f) Owner’s Affidavit. An affidavit of Seller in a form sufficient for Title Company to issue the Title Policy.

(g) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.3 Purchaser’s Deliveries in Escrow. On or before the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:

(a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent’s escrow account;

(b) Assignment of Leases and Contracts and Bill of Sale. The Assignment, executed by Purchaser;

(c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property; and

(d) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.4 Closing Statement/Escrow Fees. At the Closing, Seller and Purchaser shall deposit with the Escrow Agent an executed closing statement consistent with this Agreement in the form required by the Escrow Agent.

6.5 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing, subject to the Leases.

6.6 Post-Closing Deliveries. Immediately after the Closing, Seller shall deliver the following, to the extent in Seller’s possession or control, to the offices of Purchaser’s property manager: the original Leases; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Property; and any “as-built” plans and specifications of the Improvements. Property Information located at the Property shall be turned over to Purchaser’s property manager and remain at the Property after Closing.

6.7 Notice to Tenants. Seller and Purchaser shall execute at Closing, and deliver to each tenant immediately after the Closing, notices regarding the sale in substantially the form of Exhibit F attached hereto, or such other form as may be required by applicable state law, and sufficient to relieve Seller from liability for the security deposits.

6.8 Closing Costs. At Closing, Seller and Purchaser shall pay the costs of closing the transaction contemplated hereby as provided on Schedule 2 attached hereto. At Closing, Seller and Purchaser shall each pay one-half of any escrow fees. Each party shall pay its own attorneys’ fees.

6.9 Close of Escrow. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

ARTICLE 7: PRORATIONS

Prorations and adjustments with respect to the Property shall be made as of the Closing Date as set forth in this Article 7.

7.1 Prorations. If the Purchase Price is received by the Escrow Agent on or before 1:00 pm Central Standard Time on the Closing Date, the day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Escrow Agent on the Closing Date, then the day of Closing shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited to Purchaser or charged to Purchaser as applicable and the portion thereof applicable to periods ending as of Closing shall be credited to Seller or charged to Seller as applicable.

(a) Collected Rent. All collected rent (excluding tenant reimbursements for Operating Costs, as defined below) and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated as of the Closing. Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. Purchaser shall apply rent and other income from tenants that are collected after the Closing first to any unpaid rent for the month of Closing, second to any unpaid rent for the obligations then owing to Purchaser for its period of ownership and third to any balance owing to Seller for its period of ownership. Any prepaid rents for the period following the Closing Date shall be paid over by Seller to Purchaser. Purchaser will make reasonable efforts, without suit, to collect any rents applicable to the period before Closing by continuing to bill the tenants for such unpaid rent. After six (6) months from the Closing Date, to the extent that Purchaser has not paid to Seller unpaid rents owing to Seller for periods prior to the Closing Date, Seller may pursue collection as to any rent not collected by the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.

(b) Operating Costs. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Property. Purchaser shall receive a credit equal to the amount, if any, by which the aggregate tenants’ current (as of the Closing Date) account balances for Operating Costs exceeds the amount of Operating Costs reimbursable to Seller. Operating Costs for Seller’s period of ownership shall be reasonably estimated by the parties if final bills are not available. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Purchaser.

(c) Taxes and Assessments. Real estate taxes and assessments imposed by governmental authority that are not yet due and payable or otherwise have not been paid shall be prorated as of the Closing based upon the most recent ascertainable assessed values and tax rates. Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing.

(d) Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under this Paragraph 7.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliations with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than 120 days after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within 10 days of written notice. Seller and Purchaser shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations.

7.2 Leasing Costs. Any and all leasing commissions (including, without limitation, any leasing commissions payable to a Seller Related Party), tenant and related landlord improvement costs, tenant allowances and other leasing costs which are the obligation of landlord under the Leases or any new leases or amendments pursuant to Paragraph 4.3 of this Agreement (the “Leasing Costs”) shall be allocated between the parties as provided hereinbelow according to whether such obligations arise in connection with (i) Leases executed prior to the Date of this Agreement, other than with respect to renewals or expansions of or under such Leases occurring after the Date of this Agreement (collectively, “Existing Leasing Costs”), or (ii) Leases, new leases (pursuant to Paragraph 4.3 of this Agreement) or amendments entered into after the Date of this Agreement, subject to the terms and conditions of this Agreement, and renewals or expansions of or under such Leases or new leases occurring after the Date of this Agreement, subject to the terms and conditions of this Agreement (“New Leasing Costs”).

(a) Existing Leasing Costs. If, by Closing, Seller has not paid in full Existing Leasing Costs, then Purchaser shall receive a credit against the Purchase Price for such remaining costs, and Purchaser shall be responsible for paying such Existing Leasing Costs.

(b) New Leasing Costs. At Closing, Purchaser shall reimburse Seller for the cost of New Leasing Costs paid by Seller to the extent disclosed to Purchaser prior to the expiration of the Due Diligence Period or otherwise approved by Purchaser, and Purchaser shall assume such New Leasing Costs. Purchaser will assume at Closing those commission agreements listed on attached Schedule 7.2(b).

7.3 Tenant Deposits. All tenant security deposits held by Seller and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Purchaser at Closing or placed in escrow if required by law. As of the Closing, Purchaser shall assume Seller’s obligations related to tenant security deposits to the extent Purchaser receives a credit at Closing for the same. Purchaser will indemnify, defend, and hold Seller and any Seller Related Parties harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits and will reimburse any such indemnitee for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by any such indemnitee as a result of any such claims or demands by tenants. If any security deposits shall be held by Seller in the form of letters of credit, to the extent assignable, Seller shall assign its rights thereunder to Purchaser and shall, prior to Closing, execute and deliver to Purchaser commercially reasonable documentation required to cause such letters of credit to be issued in the name of Purchaser.

7.4 Utility Deposits. Purchaser shall be responsible for making any deposits required with utility companies.

7.5 Sale Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any purported or actual statement, representation or agreement of such party. The foregoing indemnity shall survive the Closing or any earlier termination of this Agreement.

7.6 Service Contracts. All payments under the Service Contracts shall be prorated as of the Closing Date. Purchaser will assume at Closing any and all of the Service Contracts affecting the Property.

7.7 Capital Costs. Purchaser shall be credited at Closing for the amount of all amounts in the aggregate exceeding $25,000 which are unsatisfied amounts for all capital contracts, contracts pertaining to works of improvement or other contracts existing prior to the Closing pertaining to the Property (regardless of when the work, services or the obligations were performed or are to be performed) (“Pre-Closing Capital Costs”). Seller shall remain responsible for satisfying any Pre-Closing Capital Costs which were not credited to Purchaser at Closing. Seller’s obligations hereunder shall survive the Closing.

7.8 Survival. The provisions of this Article 7 shall survive the Closing.

ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1 Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

(a) Organization and Authority. Seller has been duly organized and is validly existing as a Delaware limited partnership, in good standing in the State of Delaware and is qualified to do business in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b) Conflicts and Pending Action. There is no agreement to which Seller is a party or, to Seller’s knowledge, which is binding on Seller which is in conflict with this Agreement. To Seller’s knowledge, there is no action or proceeding pending or threatened in writing against Seller or the Property, including condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.

(c) Leases. The list of Leases affecting the Property delivered or made available to Purchaser as part of the Property Information is, to Seller’s knowledge, true, correct and complete as of the date of its delivery. The copies of such Leases provided or made available to Purchaser pursuant to Paragraph 2.1 are, to Seller’s knowledge, true, correct and complete in all material respects. Notwithstanding anything to the contrary contained herein, Seller does not represent or warrant that any particular Lease will be in full force and effect as of the Closing or that any particular Lease will be free from default as of Closing.

(d) Service Contracts. The list of Service Contracts affecting the Property delivered or made available to Purchaser as part of the Property Information is, to Seller’s knowledge, true, correct, and complete as of the date of its delivery in all material respects.

(e) Violations. To Seller’s knowledge, Seller has not received any written notice of any violation of any laws, ordinances, rules or administrative or judicial orders affecting or regarding the Property.

(f) Reports. Seller has provided or made available to Purchaser all third party reports in its possession relating to the physical condition of the Property and listed on Exhibit B.

“Seller’s knowledge” as used in this Agreement means the current actual knowledge of Charles Kemp of Seller, without any duty of inquiry or investigation.

8.2 Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a) Organization and Authority. Purchaser has been duly organized and is validly existing as a limited liability company, in good standing in the State of Delaware, and the entity acquiring title will be qualified to do business in the state in which the Property is located prior to Closing. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or, to Purchaser’s knowledge, which is binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(c) ERISA. Purchaser does not hold “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) of any “employee benefit plan” as defined in Section 3(3) of ERISA or any “plan” as described in Section 4975(e)(1) of the Code. As used herein “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended and “Code” means the U.S. Internal Revenue Code of 1986, as amended.

ARTICLE 9: DEFAULT AND DAMAGES

9.1 Default by Purchaser. If Purchaser shall default in its obligation to purchase the Property pursuant to all of the terms and conditions of this Agreement, Purchaser agrees that Seller shall have the right to have the Escrow Agent deliver the Earnest Money to Seller as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain. Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money, together with the interest thereon, represents a reasonable estimate of Seller’s damages. Seller agrees to accept the Earnest Money as Seller’s total damages and relief hereunder if Purchaser defaults in its obligation to close hereunder. If Purchaser does so default, this Agreement shall be terminated and Purchaser shall have no further right, title or interest in or to the Property.

9.2 Default by Seller. If prior to Closing Seller defaults under this Agreement, Purchaser’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Escrow Agent to Purchaser of the Earnest Money, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within 30 days of Seller’s default, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date. As a condition precedent to any suit for specific performance, Purchaser must have tendered all of its deliveries on or before the Closing Date, but excluding the Purchase Price. Purchaser hereby waives any other rights or remedies, including, without limitation, the right to seek money damages, except as provided in Paragraph 9.3(a) below. In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages. This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance.

9.3 Limitations.

(a) Limitation Period. The representations and warranties of Seller, and any covenants and indemnities of Seller which expressly survive the Closing, contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending on 270 days after the Closing Date (the “Limitation Period”). Seller’s liability for breach of any such covenant, indemnity, representation or warranty with respect to the Property shall be limited to claims in excess of an aggregate $25,000 and Seller shall be liable only to the extent that such aggregate exceeds such figure. Seller’s aggregate liability for claims arising out of such covenants, indemnities, representations and warranties with respect to the Property shall not exceed $500,000. Purchaser shall provide written notice to Seller prior to the expiration of the Limitation Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller 30 days within which to cure such breach, or, if such breach cannot reasonably be cured within 30 days, an additional reasonable time period not exceeding 90 days, so long as such cure has been commenced within such 30 days and is being diligently pursued. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole and exclusive remedy shall be an action at law for actual damages (subject to the second and third sentences of this Paragraph 9.3(a)) as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commences to cure and thereafter terminates such cure effort, Purchaser shall have an additional 30 days from the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Paragraph 9.3(a) does not apply to Seller’s liability with respect to prorations, sales commissions and adjustments under Article 7.

(b) Disclosure. Notwithstanding any contrary provision of this Agreement, if during the pendency of this Agreement prior to Closing, Seller discloses any matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise obtains actual knowledge during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, such representations and warranties shall be deemed modified to reflect such matters and Seller shall bear no liability for such matters, but Purchaser shall have the right to elect in writing prior to the Closing Date, (i) as to any matter disclosed following the expiration of the Due Diligence Period, to terminate this Agreement, or (ii) to waive such matter and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Agreement (and any failure to give notice under clause (i) shall be deemed to constitute such a waiver).

ARTICLE 10: EARNEST MONEY PROVISIONS

10.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser and Seller, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money to the Purchase Price on the Closing Date.

10.2 Termination. Prior to expiration of the Due Diligence Period, Purchaser may, in Purchaser’s sole discretion, terminate this Agreement, and Escrow Agent shall deliver the Earnest Money to Purchaser, and neither party shall have any claim against the other by reason of this Agreement, except for claims arising with respect to Purchaser’s indemnification obligations or any other provisions of this Agreement which are expressly stipulated to survive Closing or termination of this Agreement. After expiration of the Due Diligence Period, and upon not less than 5 business days’ prior written notice to Escrow Agent and the other party, Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said 5 business day period, deliver to the requesting party and the Escrow Agent a written notice that the other party disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until Escrow Agent receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

10.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

10.4 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for Escrow Agent’s negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

ARTICLE 11: MISCELLANEOUS

11.1 Parties Bound. Purchaser may not assign this Agreement without the prior written consent of Seller, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. Notwithstanding the foregoing, without the consent of Seller, Purchaser shall have the right to assign this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Purchaser or an affiliate of Purchaser acts as the investment advisor.

11.2 Confidentiality; Press Release. Neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party. The foregoing shall not (and no other provisions of this Agreement shall) preclude (a) either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements, or (b) any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any real estate investment trust (the “REIT”) holding an interest (direct or indirect) in any permitted assignee of Purchaser, and to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors. Any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws. The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the existence or status of any negotiations unrelated to the tax issues, or (iii) any other term or detail not relevant to the tax treatment or the tax structure of the transaction. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Paragraph 11.2.

11.3 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

11.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

11.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on Purchaser, which shall not be superseded by this Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

11.8 Time of the Essence. Time is of the essence in the performance of this Agreement.

11.9 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees, expended or incurred in connection therewith.

11.10 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by facsimile, with written confirmation by overnight or first class mail, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by facsimile or personal delivery and delivered after 5:00 p.m., Central Time, shall be deemed received on the next business day. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

11.11 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.12 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m., Central Time.

11.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

11.14 Section 1031 Exchange. Seller or Purchaser may consummate the sale of the Property as part of a so-called like-kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Should either party elect to consummate an Exchange it shall be conditioned upon: (a) all costs, fees, and expenses attendant to the Exchange being the sole responsibility of the party electing the Exchange; (b) the Closing not being delayed or affected by reason of the Exchange; (c) the consummation or accomplishment of the Exchange not being a condition precedent or condition subsequent to either party’s obligations and covenants under this Agreement; (d) Purchaser not being required to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange; and (e) the party not electing the Exchange shall not be required to execute any additional documentation other than a simple consent.

11.15 Merger. Except as otherwise expressly provided in this Agreement, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive the Closing.

11.16 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.17 WAIVER OF CONSUMER RIGHTS. TO THE EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT SELLER ADMITTING SUCH APPLICABILITY), PURCHASER, AS A MATERIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. PURCHASER ALSO WAIVES THE RIGHT TO ASSERT A CLAIM UNDER CHAPTER 27 OF THE TEXAS BUSINESS AND COMMERCE CODE OR UNDER ANY OTHER SIMILAR STATUTE OR ENACTMENT. AFTER CONSULTATION WITH AN ATTORNEY OF PURCHASER’S OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

11.18 PURCHASER’S ACKNOWLEDGEMENTS AND COVENANTS. AS A FURTHER MATERIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, PURCHASER REPRESENTS AND WARRANTS TO SELLER THAT PURCHASER IS ACQUIRING THE PROPERTY FOR COMMERCIAL OR BUSINESS USE, HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE PURCHASER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS HEREIN CONTEMPLATED, HAS BARGAINED FOR AND OBTAINED A PURCHASE PRICE AND OTHER TERMS UNDER THIS AGREEMENT WHICH MAKE THE ACCEPTANCE OF AN AGREEMENT WHICH SUBSTANTIALLY LIMITS ITS RECOURSE AGAINST SELLER ACCEPTABLE, AND HAS BEEN AND WILL CONTINUE TO BE REPRESENTED BY AN ATTORNEY OF PURCHASER’S OWN SELECTION IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN.

11.19 NOTICE REGARDING POSSIBLE ANNEXATION. IF THE PROPERTY THAT IS THE SUBJECT OF THIS CONTRACT IS LOCATED OUTSIDE THE LIMITS OF A MUNICIPALITY, THE PROPERTY MAY NOW OR LATER BE INCLUDED IN THE EXTRATERRITORIAL JURISDICTION OF A MUNICIPALITY AND MAY NOW OR LATER BE SUBJECT TO ANNEXATION BY THE

MUNICIPALITY. EACH MUNICIPALITY MAINTAINS A MAP THAT DEPICTS ITS BOUNDARIES AND EXTRATERRITORIAL JURISDICTION. TO DETERMINE IF THE PROPERTY IS LOCATED WITHIN A MUNICIPALITY’S EXTRATERRITORIAL JURISDICTION OR IS LIKELY TO BE LOCATED WITHIN A MUNICIPALITY’S EXTRATERRITORIAL JURISDICTION, CONTACT ALL MUNICIPALITIES LOCATED IN THE GENERAL PROXIMITY OF THE PROPERTY FOR FURTHER INFORMATION.

11.20 NOTICE REGARDING POSSIBLE LIABILITY FOR ADDITIONAL TAXES. The following disclosure is made for the purpose of complying with the provisions of Section 5.010(b) of the Texas Property Code and is not intended to and does not alter or affect the rights and obligations of Purchaser and Seller: IF FOR THE CURRENT AD VALOREM TAX YEAR THE TAXABLE VALUE OF THE LAND THAT IS THE SUBJECT OF THIS CONTRACT IS DETERMINED BY A SPECIAL APPRAISAL METHOD THAT ALLOWS FOR THE APPRAISAL OF THE LAND AT LESS THAN ITS MARKET VALUE, THE PERSON TO WHOM THE LAND IS TRANSFERRED MAY NOT BE ALLOWED TO QUALIFY THE LAND FOR THAT SPECIAL APPRAISAL IN A SUBSEQUENT TAX YEAR AND THE LAND MAY THEN BE APPRAISED AT ITS FULL MARKET VALUE. IN ADDITION, THE TRANSFER OF THE LAND OR A SUBSEQUENT CHANGE IN THE USE OF THE LAND MAY RESULT IN THE IMPOSITION OF AN ADDITIONAL TAX PLUS INTEREST AS A PENALTY FOR THE TRANSFER OR THE CHANGE IN USE OF THE LAND. THE TAXABLE VALUE OF THE LAND AND THE APPLICABLE METHOD OF APPRAISAL FOR CURRENT TAX YEAR IS PUBLIC INFORMATION AND MAY BE OBTAINED FROM THE TAX APPRAISAL DISTRICT ESTABLISHED FOR THE COUNTY IN WHICH THE PROPERTY IS LOCATED.

11.21 NOTICE TO PURCHASER REGARDING MUNICIPAL UTILITY DISTRICT (“MUD” NOTICE). In the event the Property is located in a Municipal Utility District, Purchaser will execute a certificate at Closing in the following form:

The Property is located in Municipal Utility District             (the “District”). The District has taxing authority separate from any other taxing authority, and may, subject to voter approval, issue an unlimited amount of bonds and levy an unlimited rate of tax in payment of such bonds. The most recent rate of taxes levied by the District on real property located in the District is $                    on each $                    of assessed valuation for the year         . The total amount of bonds which has been approved by the voters and which have been or may, at this date, be issued is $                    , and the aggregate initial principal amounts of all bonds issued for one or more of the specified facilities of the District and payable in whole or in part from property taxes is $                    .

The District has the authority to adopt and impose a standby fee on property in the District that has water, sewer, sanitary, or drainage facilities and services available but not connected and which does not have a house, building or other improvement located thereon and does not substantially utilize the utility capacity available to the property. The District may exercise the authority without holding an election on the matter. As of this date, the amount of the standby fee is $                    . An unpaid standby fee is a personal obligation of the person that owned the property at the time of imposition and is secured by a lien on the property. Any person may request a certificate from the District stating the amount, if any, of unpaid standby fees on a tract of property in the District.

The purpose of the District is to provide water, sewer, drainage, or flood control facilities and services within the District through the issuance of bonds payable in whole or in part from property taxes. The cost of these utility facilities is not included in the purchase price of the Property, and these utility facilities are owned or to be owned by the District.

THE ENUMERATION OF THE DIFFERENT SERVICES AND FACILITIES THE DISTRICT DOES OR MAY PROVIDE DOES NOT CONSTITUTE A WARRANTY OR REPRESENTATION BY SELLER OR THE SELLER’S SUCCESSORS OR ASSIGNS THAT THE PURPOSE OF THE DISTRICT IS TO PROVIDE SUCH SERVICES OR FACILITIES OR THAT THE DISTRICT DOES IN FACT PROVIDE ONE OR MORE OF THE ENUMERATED SERVICES OR FACILITIES, OR IF IN FACT THE DISTRICT DOES PROVIDE ONE OR MORE OF THE ENUMERATED SERVICES, THEN THIS NOTICE IS NOT INTENDED AND SHALL NOT

CONSTITUTE ANY WARRANTY OR REPRESENTATION AS TO THE TYPE, QUANTITY, OR NATURE OF SUCH SERVICES OR FACILITIES. PURCHASER IS ADVISED THAT THE FOREGOING INFORMATION IS SUBJECT TO CHANGE BY THE DISTRICT AT ANY TIME. THE DISTRICT ROUTINELY ESTABLISHES TAX RATES DURING THE MONTHS OF                     THROUGH                     OF EACH YEAR, EFFECTIVE FOR THE YEAR IN WHICH THE TAX RATES ARE APPROVED BY THE DISTRICT. PURCHASER IS ADVISED TO CONTACT THE DISTRICT TO DETERMINE THE STATUS OF ANY CURRENT OR PROPOSED CHANGES TO THE INFORMATION SHOWN HEREIN.

[Signature Page Follows]

SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

CLPF – KENSINGTON, L.P., a Delaware limited partnership

By:	CLPF – Kensington GP, LLC, a Delaware limited liability company

	By:	Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership

		By:	CLPF - Holdings LLC, a Delaware limited liability company, its General Partner

			By:	Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member

				By:	Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member

					By:	ING Clarion Partners, LLC, a New York limited liability company, its manager

	By:	/s/ Douglas F. Wolski
	Name:	Douglas F. Wolski
	Title:	Authorized Signatory
Dated:

PURCHASER:

KBS Capital Advisors LLC,

a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Dated:

JOINDER OF ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of Article 10 hereof.

LANDAMERICA PARTNERS TITLE

	By:	/s/ Authorized Signatory
Name:
Date:	Title:

“Escrow Agent”

SCHEDULES

1	-	INTENTIONALLY DELETED

2.	-	Closing Costs

EXHIBITS

A	-	Legal Description

B	-	Property Information

C	-	Intentionally Deleted

D	-	Form of Deed

E	-	Form of Assignment of Leases and Contracts and Bill of Sale

F	-	Notice to Tenants

G	-	List of Leases

H	-	List of Service Contracts

I	-	Audit

J	-	Form of Estoppel Certificate

K	-	Intentionally Deleted

L	-	Commission Agreements

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